Exhibit 8

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

Atlantic Preferred Capital Corporation
Atlantic Bank and Trust Company
101 Summer Street
Boston, MA 02110

     Re: Certain Federal Income Tax Matters
         ----------------------------------

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Atlantic Preferred Capital Corporation, a Massachusetts corporation (the "Company"), in connection with the offering and sale of up to 1,380,000 shares of Noncumulative Exchangeable Preferred Stock, Series A, par value $0.01 per share, of the Company, as set forth in the registration statement dated November 3, 1998, as amended by Amendment No. 1 dated December 22, 1998, as further amended by Amendment No. 2 dated January 8, 1999, and as further amended by Amendment No. 3 dated January 14, 1999 (the "Registration Statement").

     This opinion letter relates to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of certain statements in the Registration Statement.

     In rendering our opinions, we have reviewed the Registration Statement and the descriptions set forth therein of the Company and its current and proposed investments and activities. We also have examined the form of Restated Articles of Organization of the Company, the Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Registration Statement, are referred to herein as the "Documents."

     In rendering our opinions, we have relied upon certain representations of the Company set forth in a representation letter delivered to us in connection with this opinion letter regarding the manner in which the Company has been and will be owned and operated. We also have relied on the statements contained in the Documents regarding the current and proposed operation and ownership of the Company and its affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete.
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January 14, 1999
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                          GOODWIN, PROCTER & HOAR LLP

     In rendering our opinions, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us,
(vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering our opinions and that were given or dated earlier than the date of this letter, insofar as relevant to our opinions, from such earlier date through and including the date of this letter.

Based upon and subject to the foregoing, we are of the opinion that:

(i) The Company has been and will be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's proposed form of organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ii) The discussion set forth under the caption "Federal Income Tax Consequences" in the Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects.

                                      ***

     We express no opinion herein other than the opinions expressly set forth above. You should recognize that our opinions are not binding on a court or the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with our opinions. The discussion and conclusions set forth above are based upon current provisions of the Code and the Income Tax Regulations and Procedure and Administration Regulations promulgated
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January 14, 1999
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                          GOODWIN, PROCTER & HOAR LLP

thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Changes in applicable law could adversely affect our opinions.


                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR LLP